Exhibit 10.1

EXECUTION VERSION

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

FORM OF VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of August 17, 2026 by and among (i) Newbury Street II Acquisition Corp, a Cayman Islands exempted company (together with its successors, including after giving effect to the Domestication (as defined below), “SPAC”), (ii) Fort Robotics, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned shareholders (collectively, the “Holders” and each, a “Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, (i) SPAC, (ii) Hugo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“Merger Sub”), and (iii) the Company, have entered into that certain Agreement and Plan of Merger (as may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions thereof, upon consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), among other matters, (a) SPAC will continue out of the Cayman Islands and become domesticated as a corporation in the state of Delaware (the “Domestication”), and (b) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving such merger as a wholly-owned subsidiary of SPAC, and as a result of which all of the issued and outstanding capital stock of the Company as of immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of the Company shall have the right to receive shares of common stock of SPAC, in accordance with the applicable provisions of the DGCL, and all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Holder is the sole record holder and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over (a) the number of shares of Company Common Stock set forth opposite such Holder’s name on Schedule A-1 next to the applicable class heading, and (b) the number of shares of Company Preferred Stock set forth opposite such Holder’s name on Schedule A-2 next to the applicable class heading (all such shares of Company Common Stock specified on Schedule A-1 shall be referred to herein as the Holder’s “Subject Common Stock”, all such shares of Company Preferred Stock specified on Schedule A-2 shall be referred to herein as the Holder’s “Subject Preferred Stock” and the Holder’s Subject Common Stock and Subject Preferred Stock shall be referred to herein collectively as the Holder’s “Subject Stock”); and

WHEREAS, as a condition to the willingness of SPAC to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Merger Agreement, the Ancillary Documents and the Transactions, SPAC, the Company and such Holder desire to enter into this Agreement in order for such Holder to provide certain assurances to SPAC regarding the manner in which such Holder is bound hereunder to vote its Subject Stock during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. Each Holder agrees, with respect to all of the Subject Stock:

(a) during the Voting Period, at each meeting of the stockholders of the Company (the “Company Stockholders”) or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which such Holder is entitled to vote or consent as a stockholder of the Company, such Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of the Company’s Organizational Documents, including its Bylaws and the Company Charter, dated January 25, 2021, and June 16, 2025, respectively, and with respect to, as applicable, the Subject Stock (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents required in furtherance of the Transactions, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Merger, the Merger Agreement or any of the Transactions, (B) other than as contemplated by the Merger Agreement or the Ancillary Documents, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business, or (C) any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled; provided that, for the avoidance of doubt, nothing in this Agreement shall require such Holder to vote or cause to be voted in any manner with respect to any amendment to the Merger Agreement in a manner that (x) decreases the Merger Consideration or the Stockholder Merger Consideration, (y) changes the form of the Merger Consideration or the Stockholder Merger Consideration or (z) is materially adverse to such Holder or the Company’s stockholders generally; provided further that except as expressly set forth in this Section 1, the Holder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company;

(b) to execute and deliver all related customary documentation and take such other action in support of the Merger, the Merger Agreement, the Company Preferred Stock Exchange, any Ancillary Documents and any of the Transactions, in each case, as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of such Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to SPAC and any similar or related documents and such other documents as may be reasonably requested by SPAC or the Exchange Agent, (iii) any actions by written consent of the Company Stockholders relating to the matters described in Section 1(a) presented to such Holder, and (iv) any applicable Ancillary Documents (including a Lock-Up Agreement, if Holder is a Significant Company Holder), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Subject Stock owned by such Holder or his/her/its Affiliates in a voting trust or subject any Subject Stock to any arrangement or agreement with respect to the voting of such Subject Stock, unless specifically requested to do so by the Company and SPAC in connection with the Merger Agreement, the Ancillary Documents or the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that the stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL;

(f) that, in connection with the Closing, such Holder (i) hereby notifies the Company of such Holder’s election to convert all of the Subject Preferred Stock (as set forth opposite such Holder’s name on Schedule A) in accordance with the Company Preferred Stock Exchange; (ii) undertakes to surrender the relevant share certificate(s) representing all of the Subject Preferred Stock (or deliver an express indemnity and undertaking in a form acceptable to the Company and SPAC in the case of any certificate found to be missing) at the registered office of the Company prior to the Effective Time; and (iii) acknowledges and agrees that all shares of Company Common Stock issued to the Holder pursuant to the Company Preferred Stock Exchange shall constitute Subject Common Stock under this Agreement; and

(g) that, with respect to the Merger and the other Transactions, each Holder hereby unconditionally and irrevocably waives any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that each Holder may have in respect of the Merger and/or the Transactions contemplated under the Merger Agreement, whether such rights arise from the Company’s Organizational Documents, any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise.

2. Grant of Proxy. Each Holder, with respect to all of such Holder’s Subject Stock, hereby irrevocably grants to, and appoints, SPAC and any SPAC Representative designated by SPAC (determined in SPAC’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable), in each case consistent with Section 1(a), any Subject Stock owned (whether beneficially or of record) by such Holder as of the date hereof and as of immediately prior to the Effective Time, solely with respect to the matters expressly set forth in Section 1(a) of this Agreement; provided, that such proxy shall not extend to any amendment or modification to the Merger Agreement that would have a material and adverse economic effect on the Holder. The proxy granted by such Holder pursuant to this Section 2 is irrevocable for the term of this Agreement and is granted in consideration of SPAC entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Subject Stock in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. Each Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”); (B) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Stock; (C) grant any proxies or powers of attorney with respect to any or all of the Subject Stock; (D) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws, the Company’s Organizational Documents, or the Stockholder Agreements (as defined below), in each case as in effect on the date hereof) with respect to any or all of the Subject Stock; or (E) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement; provided, however, that the foregoing restrictions shall not apply to any Transfer (a “Permitted Transfer”): (i) to any Affiliate of such Holder, including to any member, partner, stockholder, or other equity holder of such Holder, or to any family member or trust for the benefit of such Holder or such Holder’s family members, (ii) by will or intestate succession upon the death of such Holder, (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (iv) with the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of such Holder under, and be bound by all of the terms of, this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Stock in violation of this Agreement. Each Holder agrees with, and covenants to, SPAC and the Company that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated share representing any Subject Stock during the term of this Agreement without the prior written consent of SPAC, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Subject Stock. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Stock” shall be deemed to refer to and include the Subject Stock as well as all such equity distributions and any securities into which or for which any or all of the Subject Stock may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Voting Period to notify SPAC and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting rights with respect to the Subject Stock, upon Holder’s acquisition or commitment to acquire any additional Subject Stock or upon any other changes involving Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Compliance with Merger Agreement. Each Holder agrees during the Voting Period not to take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Merger, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement (unless SPAC shall have consented thereto). Notwithstanding the foregoing, (x) such Holder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (y) such Holder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (z) any breach by the Company of its obligations under Section 5.2 of the Merger Agreement shall not in itself be considered a breach of this Agreement.

(d) Registration Statement. During the Voting Period, each Holder agrees to provide to SPAC, the Company and their respective Representatives any information regarding such Holder or the Subject Stock that is reasonably requested by SPAC, Company or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and SPAC. Each Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq (or, if applicable, NYSE) or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Subject Stock and the nature of such Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holders. Each Holder, severally and not jointly, hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Subject Stock. As of the date hereof, such Holder has beneficial ownership over the Subject Stock set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Subject Stock, has the sole power to vote or cause to be voted such Subject Stock (to the extent the Subject Stock have associated voting rights), and has good and valid title to such Subject Stock, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws, the Company’s Organizational Documents, and, each of (i) the Amended and Restated Investors’ Rights Agreement, dated as of June 27, 2025 by and among the Company and the Company Securityholders party thereto, (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 27, 2025, by and among the Company and the Company Securityholders party thereto and (iii) the Amended and Restated Voting Agreement, dated as of June 27, 2025 by and among the Company and the Company Securityholders party thereto, each as in effect on the date hereof (collectively, the “Stockholder Agreements”). There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Subject Stock of the Company set forth under such Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Stock or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Stock inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Stock and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

(e) Adequate Information. Such Holder has been furnished or given access to adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Holder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Holder acknowledges that the agreements contained herein with respect to the Subject Stock held by such Holder are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware and any other Law.

(f) Litigation. There are no Actions pending against such Holder or, to the knowledge of such Holder, threatened in writing against such Holder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which would reasonably be expected to prevent, enjoin or materially delay the performance by such Holder of its obligations under this Agreement.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Holder in his, her or its capacity as a stockholder of the Company, for which the Company or any of its Affiliates may become liable.

(h) Acknowledgement. Such Holder understands and acknowledges that each of the SPAC and the Company is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) as to each Holder, upon the mutual written consent of such Holder, SPAC and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s willful breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or, in each case, any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by email with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: Newbury Street II Acquisition Corp 121 High Street, Floor 3 Boston, Massachusetts 02110 Attn: Thomas Bushey Telephone No.: (617) 334-2805 Email: [***]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn:      Matthew A. Gray, Esq.

Barry I. Grossman, Esq.

Telephone No.: (212) 370-1300

Email:    [***]

[***]

If to the Company, to: Fort Robotics, Inc. 1608 Walnut St. 12th Floor Philadelphia, PA 19103 Attn: Samuel Reeves Telephone: 267-515-5880 Email: [***]	with a copy (which will not constitute notice) to: Fenwick & West LLP 902 Broadway 18th Floor New York, NY 10010 Attn: Aman D. Singh Telephone No.: 212-430-2600 Email: [***]
If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and SPAC will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among each Holder, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or SPAC. No Holder is affiliated with any other holder of Subject Stock entering into a voting or support agreement with the Company or SPAC in connection with the Merger Agreement and Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Subject Stock. Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s representations, warranties, covenants, or agreements contained in this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Capacity as Stockholder. Each Holder signs this Agreement solely in its capacity as a stockholder of the Company, and not, if applicable, in its capacity as a director or officer of the Company. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

(o) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or any of the obligations of any Holder under any other agreement between such Holder and SPAC or any certificate or instrument executed by such Holder in favor of SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or any of the obligations of such Holder under this Agreement.

(p) Counterparts. This Agreement may be executed and delivered (including by facsimile, portable document format or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

SPAC:

NEWBURY STREET II ACQUISITION CORP

By:	/s/ Thomas Bushey
Name:	Thomas Bushey
Title:	Chief Executive Officer

The Company:

FORT ROBOTICS, INC.

By:	/s/ Samuel Reeves
Name:	Samuel Reeves
Title:	Chief Executive Officer

[Signature Pages Continue]

Holder:

By:
Name:

Address for Notice:

Address:

Telephone No.:

Email:

Schedule A

Schedule A-1

Name of Holder	Address	Company Common Stock

Schedule A-2

Name of Holder	Address	Company FF Preferred Stock	Series Seed Junior Prime Preferred Stock	Series Seed 2 Junior Prime Preferred Stock	Series B Junior Prime Preferred Stock	Series B Senior Prime Preferred Stock	Series B-1 Preferred Stock	Series B-2 Preferred Stock

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